Exhibit 10.3

BANC OF CALIFORNIA, INC.
2013 OMNIBUS STOCK INCENTIVE PLAN
NONQUALIFIED OPTION AGREEMENT

NQSO NO. ______

This Option is granted pursuant to this Nonqualified Option Agreement (the “Agreement”) on _____________, 20___ (the “Grant Date”) by Banc of California, Inc. (f/k/a First PacTrust Bancorp, Inc.), a Maryland corporation (the “Company”), to _____________ (the “Optionee”), in accordance with the following terms and conditions:

    1.          Option Grant and Exercise Period.  The Company hereby grants to the Optionee a Nonqualified Option (“Option”) to purchase, pursuant to the Banc of California, Inc. (f/k/a First PacTrust Bancorp, Inc.) 2013 Omnibus Stock Incentive Plan, as the same may be amended from time to time (the “Plan”), and upon the terms and conditions therein and hereinafter set forth, an aggregate of ______ Shares (the “Option Shares”) of Common Stock at the price of $______ per Share (the “Exercise Price”).  A copy of the Plan, as currently in effect, is incorporated herein by reference and is attached to this Agreement.  Capitalized terms used herein which are not defined in this Agreement shall have the meanings ascribed to such terms in the Plan.

This Option shall vest and become exercisable only during the period (the “Exercise Period”) commencing on the date(s) set forth in Section 2 below, and ending at 5:00 p.m., Pacific time, on the date 10 years after the Grant Date (the “Expiration Date”) subject to earlier vesting and/or earlier expiration pursuant to Sections 6 and 8 below.

    2.          Vesting of this Option.  The Option Shares shall become vested and exercisable during the Exercise Period with respect to not more than the cumulative number of Option Shares set forth below on or after the date(s) indicated:

Option Shares Exercisable	Date Exercisable

    3.          Method of Exercise of this Option.  To the extent vested, this Option may be exercised by giving written notice to the Company, as hereinafter provided, specifying the number of Option Shares to be purchased.  The notice of exercise of this Option shall be in the form prescribed by the Committee and directed to the address set forth in Section 11 below.  The date of exercise is the date on which such notice is received by the Company.  Such notice shall be accompanied by payment in full of the aggregate Exercise Price for the Option Shares to be purchased upon such exercise.  Payment shall be made (i) by certified or bank check or such other instrument as the Company may accept, (ii) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate Exercise Price, (iii) by instructing the Company to withhold a number of Shares having an aggregate Fair Market Value (based on the Fair Market Value of the Shares on the date of exercise) equal to the product of (A) the Exercise Price and (B) the number of Option Shares in respect of which this Option shall have been exercised, or (iv) by a combination of (i) and (ii) and (iii).  Promptly after such payment, subject to Section 4 below, the Company shall issue and deliver to the Optionee or other person exercising this Option a certificate or certificates representing the Shares so purchased, registered in the name of the Optionee (or such other person), or, upon request, in the name of the Optionee (or such other person) and in the name of another in such form of joint ownership as requested by the Optionee (or such other person) pursuant to applicable state law.  In lieu of issuing a certificate or certificates representing the Shares so purchased, the Company may cause such Shares to be credited to a book entry account maintained by the Company (or its transfer agent or other designee) for the benefit of the Optionee or other person exercising this Option, including any joint owner as provided in the immediately preceding sentence.  For the avoidance of doubt, a fractional Share shall not be issuable hereunder, and when any provision hereof may entitle the Optionee to a fractional share, such fraction shall (unless the Committee determines otherwise) be disregarded.

4.          Delivery and Registration of Shares.  The Company’s obligation to deliver Shares hereunder shall, if the Committee so requests, be conditioned upon the receipt of a representation that the Optionee or any other person to whom such Shares are to be delivered is acquiring the Shares without a view to the distribution thereof.  In requesting any such representation, it may be provided that such representation requirement shall become inoperative upon a registration of such Shares or other action eliminating the necessity of such representation under the Securities Act of 1933, as amended, or other securities law or regulation.  The Company shall not be required to deliver any Shares upon exercise of this Option prior to (i) the listing or approval for listing upon notice of issuance of the Shares on the Applicable Exchange, (ii) any registration or other qualification of such Shares under any state or federal law, rule or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, determine necessary or advisable, and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.  This Option and the obligation of the Company to deliver the Shares hereunder shall be subject to all applicable laws, rules and regulations, and to such approvals by any government or regulatory agency as may be required.

5.          Nontransferability of this Option.  This Option may not be sold, transferred, pledged assigned or otherwise alienated or hypothecated, other than, for no value or consideration:  (i) by will or by the laws of descent and distribution, or (ii) as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the Optionee’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise (unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto).  This Option shall be exercisable, subject to the terms of the Plan, only by the Optionee, the guardian or legal representative of such Optionee, or any person to whom such Option is permissibly transferred pursuant to this Section

5, it being understood that the term “Optionee” includes such guardian, legal representative and other transferee; provided, however, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Optionee.

The provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto, the successors and assigns of the Company and any person acting with the legal authority of the Optionee or to whom this Option is transferred in accordance with this Section 5.

6.          Termination of Employment.  The treatment of this Option upon and following a Termination of Employment of the Optionee shall be as and to the extent provided in Section 5(j) of the Plan.  In no event shall this Option be exercisable following the Expiration Date.

7.          Adjustments.  In the event of a Corporate Transaction or Share Change, the Option shall be adjusted as and to the extent provided in Section 3(d) of the Plan.

8.          Effect of Change in Control.  The treatment of this Option upon and following a Change in Control shall be as and to the extent provided in Section 10 of the Plan.  Notwithstanding the foregoing, this Option shall not become exercisable to the extent that it has previously been exercised or otherwise terminated.

9.          Stockholder Rights not Granted by this Option.  The Optionee is not entitled by virtue hereof to any rights of a stockholder of the Company or to notice of meetings of stockholders or to notice of any other proceedings of the Company.  The Optionee shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to this Option (including, if applicable, the right to vote the applicable Shares and the right to receive dividends) when the Optionee (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 14(a) of the Plan and Section 4 hereof, and (iii) has paid in full for such Shares.

10.          Withholding Tax.  The Company shall have the power and the right to deduct or withhold, or require the Optionee to remit to the Company, an amount sufficient to satisfy federal, state and local taxes (including the Optionee’s FICA obligation) required by law to be withheld with respect to this Option.

11.          Notices.  All notices hereunder to the Company shall be delivered or mailed to it addressed to the Secretary of Banc of California, Inc., 18500 Von Karman Avenue, Suite 900, Irvine, California 92612.  Any notices hereunder to the Optionee shall be delivered personally or mailed to the Optionee’s current address according to the Company’s personnel files.  Such addresses for the service of notices may be changed at any time, provided written notice of the change is furnished in advance to the Company or to the Optionee, as the case may be.

12.          Clawback.  Any Shares or cash proceeds received in respect of the Option granted pursuant to this Agreement shall be subject to any clawback, recoupment or forfeiture provisions (i) required by law or regulation and applicable to the Company or its Subsidiaries or Affiliates as in effect from time to time or (ii) set forth in any policies adopted or maintained by the Company or any of its Subsidiaries or Affiliates as in effect from time to time.

13.          Plan and Plan Interpretations as Controlling.  This Option and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling.  All determinations and interpretations made in the discretion of the Committee shall be final and conclusive upon the Optionee or the Optionee’s legal representatives with regard to any question arising hereunder or under the Plan.

14.          Optionee Service.  Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary or Affiliate to terminate the Optionee’s employment or service at any time, nor confer upon the Optionee any right to continue in the employ or service of the Company or any Subsidiary or Affiliate.

15.          Severability.  The various provisions of this Agreement are severable in their entirety.  Any judicial or legal determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.

16.          Governing Law; Headings.  This Agreement and actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Maryland, without reference to principles of conflict of laws.  The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

17.          Amendment.  This Agreement may be amended or modified by the Committee at any time; provided, that, no amendment or modification that materially impairs the rights of the Optionee as provided by this Agreement shall be effective unless set forth in writing signed by the parties hereto, except such an amendment made to cause the terms of this Agreement or the Option granted hereunder to comply with applicable law (including tax law), Applicable Exchange listing standards or accounting rules.  The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

18.          Optionee Acceptance; Counterparts.  The Optionee shall signify his acceptance of the terms and conditions of this Agreement by signing in the space provided below and returning a signed copy hereof to the Company at the address set forth in Section 11 above.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BANC OF CALIFORNIA, INC.

By:
ACCEPTED

(Street Address)

(City, State and Zip Code)